[redacted]

COMMON STOCK

DIGITAL ECOSYSTEMS CORP.

SHARES AUTHORIZED: 100,000,000
PAR VALUE: $ 0.001

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

[redacted]

COMMON STOCK

CUSIP 25385J 10 0

SEE REVERSE FOR CERTAIN DEFINITIONS

[redacted]

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
DIGITAL ECOSYSTEMS CORP.

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness this facsimile seal of said Corporation and the facsimile signatures of its duly authorized officers.

Dated:

COUNTERSIGNED AND REGISTERED:
EMPIRE STOCK TRANSFER INC.
Transfer Agent and Registrar

By

AUTHORIZED SIGNATURE

CORPORATE SEAL 3/21/2000 NEVADA

SECRETARY

PRESIDENT